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                                                                     EXHIBIT 4.4


                   SEE TRANSFER RESTRICTIONS ON REVERSE SIDE

     NUMBER                                                          SHARES
        1
                                                                     ----


                              INFOCURE CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
 AUTHORIZED CONVERTIBLE REDEEMABLE PREFERRED STOCK, SERIES A, 2,000,000 SHARES,
                                PAR VALUE $.001

     This Certifies that SPECIMEN **************************************** is
                         --------------------------------------------------
the registered holder of (***)*************************************************
--------------------------------------------------------------------------------
************************************************************************* Shares
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OF THE CONVERTIBLE REDEEMABLE PREFERRED STOCK, SERIES A, OF INFOCURE CORPORATION
WHICH ARE FULLY PAID AND NONASSESSABLE AND WHICH ARE transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto
affixed this 9th day of     February   A.D.  1998
             ---        --------------         --


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        PRESIDENT                                           SECRETARY